Exhibit 99.1

Selectica Announces Financial Results for the Third Quarter of Fiscal

2014

SAN MATEO, Calif., February 5, 2014 - Selectica, Inc. (NASDAQ: SLTC), a leading provider of software that streamlines contract processes and accelerates sales cycles, today announced financial results for its fiscal third quarter ended December 31, 2013.

Selectica Chairman Michael Brodsky said, “Our principal efforts for the quarter were focused on significantly strengthening our service delivery organization and sales teams, which will seed our future achievements.” Brodsky added, “Most importantly we added Blaine Mathieu, a seasoned enterprise SaaS executive, to the team in early December as CEO. I have tremendous confidence that his experience and expertise will position Selectica well for success.”

President and CEO Blaine Mathieu commented, “While it is still early days, I’ve quickly come to fully appreciate the tremendous power and capabilities of Selectica’s core technologies, the complex and unique needs of our industry-leading customers, and the significant market opportunity for our solutions. I look forward to working with management and the board to put the business on a strong and solid upward trajectory.”

Financial Results:

Selectica delivered the following financial results for the third quarter of fiscal 2014:

●	Recurring revenue: Recurring revenue was $3.1 million in Q3 FY 2014 compared to $3.0 million in Q2 FY 2014 and $3.1 million in Q3 FY 2013.

●

Operating expenses:  Operating expenses were $4.0 million in Q3 FY 2014 compared to $3.5 million in Q2 FY 2014 and $3.6 million in Q3 FY 2013. The increase in expenses from Q2 FY 2014 to Q3 FY 2014 was largely driven by increases in executive stock based compensation.

●	Billings: Billings were $3.9 million in Q3 FY 2014 compared to $3.3 million in Q2 FY 2014 and $4.2 million in Q3 FY 2013.

●	Deferred revenue: Deferred revenue was $6.1 million in Q3 FY 2014 compared to $6.1 million in Q2 FY 2014 and $5.8 million in Q3 FY 2013.

Complete financial results for Q3 FY2014 can be found in the attached financial tables.

About Selectica, Inc.

Selectica, Inc. (NASDAQ: SLTC) is a leading provider of enterprise Contract Management and Configure Price Quote software solutions.  Since 1996 Selectica has been helping our Global customers actively manage contracts throughout the sales, procurement and legal life cycle.   Selectica’s CPQ sales automation software accelerates sales opportunities with guided selling, dynamic pricing configuration and proposal quoting and approvals. Our patented technology, delivered through the cloud, helps our customers in industries like high –tech, telecommunications, manufacturing, healthcare and financial services to accelerate and streamline sales and contract management process.

For more information:

•	Visit the Selectica website to learn more about the company and its products and customers (http://www.selectica.com)
•	Follow @Selectica_Inc on Twitter to stay up to date with industry news and updates (http://twitter.com/Selectica_Inc)
•	Visit “Done Deal,” the Selectica blog, to read articles, advice, and commentary on how to optimize deal processes (http://www.selectica.com/blog)
•	Watch Selectica videos on YouTube to see what Selectica and its products can do (http://www.youtube.com/user/SelecticaVideos)

Browse the Selectica resource center to find guides and resources on how to improve sales and contracting processes (http://www.selectica.com/resources)

Non-GAAP financial measures

Selectica provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand the company's past financial performance and future results, the company is providing non-GAAP financial measures to supplement the financial results that it provides in accordance with GAAP. The method the company uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies.

Forward-looking statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica's products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company's industry. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K, as supplemented in the company’s most recent Form 10-Q, each as filed by the company with the Securities and Exchange Commission.

Media contact:

Jeffrey Grosman

Selectica

(650) 532-1589

pr@selectica.com

Investor contact:

Todd Spartz

Selectica

(650) 532-1540

ir@selectica.com

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Revenues:
Recurring revenues	$3,091	$3,054	$9,277	$8,650
Non-recurring revenues	857	1,442	2,971	4,677
Total revenues	3,948	4,496	12,248	13,327

Cost of revenues:
Cost of recurring revenues	634	489	2,000	1,227
Cost of non-recurring revenues	1,497	1,485	3,989	4,059
Total cost of revenues	2,131	1,974	5,989	5,286

Gross profit:
Recurring gross profit	2,457	2,565	7,277	7,423
Non-recurring gross profit	(640)	(43)	(1,018)	618
Total gross profit	1,817	2,522	6,259	8,041

Operating expenses:
Research and development	586	950	2,139	2,742
Sales and marketing	2,051	1,642	6,254	4,887
General and administrative	1,349	985	3,636	2,554
Restructuring costs	-	-	227	-
Fees related to comprehensive settlement agreement	-	-	-	500
Total operating expenses	3,986	3,577	12,256	10,683
Loss from operations	(2,169)	(1,055)	(5,997)	(2,642)

Decrease in fair value of warrant liability	-	-	982	-
Interest and other income (expense), net	45	(3)	4	(14)
Net loss	(2,124)	(1,058)	(5,011)	(2,656)
Series C redeemable preferred stock accretion		-	1,621	-
Net loss applicable to common stockholders	$(2,124)	$(1,058)	$(6,632)	$(2,656)

Basic and diluted net loss per common share applicable to common stockholders	$(0.55)	$(0.37)	$(1.88)	$(0.94)

Reconciliation to non-GAAP net loss:
Net loss	$(2,124)	$(1,058)	$(5,011)	$(2,656)
Decrease in fair value of warrant liability	-	-	(982)	-
Stock-based compensation expense	466	338	921	699
Restructuring costs	-	-	227	-
Fees related to comprehensive settlement agreement	-	-	-	500
Non-GAAP net loss	$(1,658)	$(720)	$(4,845)	$(1,457)

Non-GAAP basic and diluted net loss per share	$(0.43)	$(0.25)	$(1.38)	$(0.52)

Weighted average shares outstanding for basic and diluted net loss per share applicable to common stockholders	3,877	2,830	3,522	2,818

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2013	March 31, 2013
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$9,721	$12,098
Accounts receivable, net	4,040	3,455
Prepaid expenses and other current assets	538	853
Total current assets	14,299	16,406

Property and equipment, net	317	407
Capitalized software	661	-
Other assets	40	39
Total assets	$15,317	$16,852

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$6,234	$6,000
Accounts payable	1,002	1,010
Accrued payroll and related liabilities	413	982
Accrued restructuring costs	49	232
Other accrued liabilities	291	163
Deferred revenue	5,275	6,153
Total current liabilities	13,264	14,540
Long-term deferred revenue	816	1,772
Other long-term liabilities	-	20
Total liabilities	14,080	16,332

Stockholders' equity	1,237	520
Total liabilities and stockholders' equity	$15,317	$16,852

SELECTICA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	December 31, 2013	December 31, 2012

Operating activities
Net loss	$(5,011)	$(2,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	146	156
Loss on disposition of property and equipment	23	-
Stock-based compensation expense	902	699
Decrease in warrant liability	(982)	-
Changes in assets and liabilities:
Accounts receivable (net)	(585)	(2,145)
Prepaid expenses and other current assets	35	(91)
Other assets	(1)	-
Accounts payable	(10)	356
Restructuring liability	(183)	-
Accrued payroll and related liabilities	(569)	(951)
Other accrued liabilities and long term liabilities	108	(12)
Deferred revenue	(1,835)	(1,216)
Net cash used in operating activities	(7,962)	(5,860)

Investing activities
Purchase of property and equipment	(79)	(193)
Capitalized software	(382)	-
Proceeds from maturities of short-term investments	-	199
Net cash (used in) provided by investing activities	(461)	6

Financing activities
Credit facility borrowings, net	234	(106)
Employee taxes paid in exchange for stock awards forfeited	(232)	-
Issuance of common stock under employee stock plan	207	-
Proceeds from sale of common stock, preferred stock and warrants, net of issuance costs	5,837	-
Repurchase of common stock, net of issuance cost	-	(111)
Net cash provided by (used in) financing activities	6,046	(217)

Net decrease in cash and cash equivalents	(2,377)	(6,071)
Cash and cash equivalents at beginning of the period	12,098	15,877
Cash and cash equivalents at end of the period	$9,721	$9,806

SELECTICA, INC.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Total revenues	$3,948	$4,496	$12,248	$13,327
Deferred revenue:
End of period	6,090	5,504	6,090	5,504
Beginning of period	6,133	5,775	7,925	6,721
Change in deferred revenue	(43)	(271)	(1,835)	(1,217)
Total billings (total revenues plus the change in deferred revenue)	$3,905	$4,225	$10,413	$12,110